Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We agree to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 31, 2014, relating to our audit of the consolidated financial statements of NTN Buzztime, Inc. and Subsidiaries as of and for the year ended December 31, 2013 included in its Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 31, 2014.

SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

San Diego, California

September 12, 2014